Exhibit 2.0

                            ASSET PURCHASE AGREEMENT

                                    CONTENTS

RECITALS

I. Defined Terms
         1.1      Accounts Receivable
         1.2      Agreement
         1.3      Buyer
         1.4      Business Agreements
         1.5      Business
         1.6      Business Records
         1.7      Closing
         1.8      Closing Date
         1.9      Escrow Account
         1.10     Escrow Fund
         1.11     Goodwill
         1.12     Intellectual Property Rights
         1.13     Liabilities of the Business
         1.14     Licenses and Authorizations
         1.15     Most Recent Financial Statements
         1.16     Permitted Exceptions
         1.17     Promissory Note
         1.18     Purchase Price
         1.19     Seller
         1.20     Termination Date

II.Purchase and Sale of Assets
         2.1      Sale of Assets
         2.2      Purchase Price and Method of Payment
                  (a) Purchase Price
                  (b) Method of Payment
                  (c) Allocation of Purchase Price
         2.3      Delivery of the Business Assets

III. Closing
         3.1      Closing
         3.2      Prorations
         3.3      Transfer Taxes, Etc.
         3.4      Costs and Expenses

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         3.5      Performance by Seller at Closing
         3.6      Performance by Buyer at Closing
         3.7      Approval of Documents

IV. Representations and Warranties of Seller
         4.1      Organization, Corporate Power and Authority
         4.2      Authorization, Binding Effect and No Conflicts
         4.3      Consents and Approvals
         4.4      Accounts Receivable
         4.5      Business Agreements
         4.7      Intellectual Property Rights
         4.8      Licenses and Authorizations
         4.9      Financial Statements
         4.10     Litigation
         4.11     No Broker
         4.12     Disclosure
         4.13     Compliance with Laws
         4.14     Non-foreign Status

V. Representations and Warranties of Buyer
         5.1      Organization, Corporate Power and Authority
         5.2      Authorization, Binding Effect and No
                  Conflicts
         5.3      Consents and
                  Approvals
         5.4      Availability of Funds
         5.5      No Broker

VI. Covenants of Seller
         6.1      Investigation and Access
         6.2      Operation of the Business by Seller
         6.3      Negative Covenants of Seller
         6.4      Accounts Receivable
         6.5      Further Assurances

VII. Conditions Precedent to Closing
         7.1      Seller's Performance
         7.2      Buyer's Performance

VIII. Indemnification; Risk of Loss
         8.1      Assets to Be Conveyed
         8.2      Indemnification of Buyer
         8.3      Indemnification of Seller
         8.4      Risk of Loss


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IX.  Termination
         9.1      Right to Terminate Before Closing
         9.2      Specific Performance in the Event of
                  Seller's Failure to Close

X.       Miscellaneous
         10.1     Schedules and Exhibits
         10.2     No Assignment, Successors, Assigns, Etc.
         10.3     Construction
         10.4     Counterparts
         10.5     Survival of Representations and Warranties
         10.6     Notices
         10.7     Amendment
         10.8     Entire Agreement
         10.9     Waiver

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 30 day of April, 2002, by and between Urban Television Network Corporation, a Texas corporation (hereinafter referred to as "Seller"), and Waste Conversion Systems, Inc., a Minnesota corporation (hereinafter referred to as "Buyer").

     RECITALS

     A.  Seller is engaged in the  business  of  providing  national  television
network  programming   focusing  on  the  interests  and  entertainment  of  the
African-American television viewing audience.

     B. Seller desires to sell to Buyer certain Business Assets used in the Seller's business, and Buyer desires to purchase the same, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and subject to the conditions hereinafter set forth, Seller and Buyer hereby agree as follows:

                                       I.

                                  Defined Terms

     For purposes of this Agreement, the following capitalized terms will have the meanings set forth below, unless the context clearly indicates otherwise.

     1.1 "Accounts Receivable" means all accounts receivable as of the Closing Date. The Accounts Receivable will be listed and valued as of the close of business on the day preceding the Closing Date on a schedule to be prepared by Jack Burke, Certified Public Accountant.

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     1.2 "Agreement" means this Asset Purchase Agreement.

     1.3 "Buyer" is defined in the first paragraph of this Agreement as Waste Conversion Systems, Inc.

     1.4 "Business Agreements" means those certain agreements, contracts and commitments entered into by Seller in connection with the Business, as more particularly described on Schedule I attached hereto, including all renewals, extensions and modifications thereof.

     1.5 "Business Assets" means the assets of Sellers to be purchased by Buyer pursuant to this Agreement, consisting of the (i) the Urban Television Affiliate Network, (ii) Satellite Transponder Space Service Agreement (iii) three assigned promissory notes receivable totaling $777,000 and (iv) Good Will associated with these Agreements, if any.

     1.6 "Business Records" means all logs, books, and business records, operating manuals, and other files and documentation (or true copies thereof) pertaining to the Business Assets and the operation of the Business Assets, including (i) audited balance sheets, statements of income, statements of changes in stockholders equity and statement of cash flow for since inception,
(ii) the Most Recent Financial Statements, and (iii) federal, state and local income tax returns filed by Seller since inception.

     1.7 "Closing" means the closing of the purchase and sale of the Assets in accordance with this Agreement.

     1.8 "Closing Date" means the date specified in Section 3.1 on which the Closing will take place.

     1.9 "Escrow Account" means a deposit account at Worth National Bank of Fort Worth, Texas.

     1.10 "Escrow Fund" means the sums to be held in escrow pursuant to Section 8.2(c) in the event of a dispute between the Buyer and Seller concerning Buyer's right to indemnification from Seller.

     1.11 "Goodwill" means the goodwill of the Business Assets, to the extent such exists.

     1.12 "Intellectual Property Rights" means all trade names, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications and similar intangible rights used by Seller in connection with the Business and more particularly described in Schedule V attached hereto. The term includes, without limitation, the right to use the name "Urban Television Network Corporation, Urban American Television Network and UATV."

     1.13 "Liabilities of the Business" means all liabilities and obligations that arise from or are related to the operation and ownership of the Business (whether liquidated or unliquidated, absolute or contingent, known or unknown,


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due or to become due,  and whether  arising  before or after the Closing  Date),
including,   but  not  limited  to,  obligations   arising  under  the  Business
Agreements.


     1.14"Licenses and Authorizations" means all licenses, permits, and authorizations issued by government agencies necessary to the ownership and operation of any of the Assets or the Business, all as more particularly described on Schedule II.

     1.15 "Most Recent Financial Statements" means the unaudited balance sheet, statement of income, statement of change in stockholders equity and statement of cash flow for since Seller's inception.

     1.16 "Permitted Exceptions" means those exceptions described on Schedule III which Buyer has agreed in writing to accept.

     1.17 "Promissory Note" means that note between Hispanic Television Network, Inc. and Urban Television Network Corporation dated October 29, 2001 with a principal balance of One Million Four Hundred Thousand ($1,400,000) Dollars bearing interest at the rate of Twelve (12%) percent per annum attached as Exhibit " A ".

     1.18 "Purchase Price" means the price specified in Section 2.2 hereof to be paid by Buyer to Seller at Closing.

     1.19 "Seller" is defined in the first paragraph of this Agreement as Urban Television Network Corporation.

     1.20 "Termination Date" means the date specified in Section 9.1 on which this Agreement will terminate if Closing has not taken place.

                                       II.

                           Purchase and Sale of Assets

     2.1 Sale of Assets. On the Closing Date, Seller will sell, convey assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, all of Seller's right, title and interest in and to the Business Assets.

     2.2 Purchase Price and Method of Payment.

          (a) Purchase Price. At Closing, Buyer will pay to Seller as full consideration for the Business Assets (i) the sum of One Million Five Hundred Thousand ($1,500,000) Dollars payable in Buyer's corporate common stock totaling


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Sixteen Million (16,000,000) common shares, together with (ii) the assumption of
Seller's performance obligations on the Seller's assigned Promissory Note, (the "Purchase Price").

          (b) Method of Payment. On the Closing Date, Buyer will deliver to Seller one share certificate representing Sixteen Million (16,000,000) common shares of Waste Conversions Systems, Inc. In addition to Buyer's delivery of the shares, buyer will deliver an Assumption and Assignment Agreement for the Business Assets and Promissory Note payable. Additionally, Seller will deliver Assignment and Assumption Agreements for the three promissory notes receivable totaling $777,000.

          (c) Allocation of Purchase Price. The Purchase Price will be allocated for all purposes by the parties as follows:

               (i) $1,500,000.00 allocated to the Network Affiliate rights.

               (ii) $777,000 allocated to the three promissory notes recievable.

          (d) Tax Reporting of Allocations. Buyer and Seller will report the sale and purchase of the Assets for all federal, state, local and foreign tax purposes in a manner consistent with the allocation set forth in this Section 2.2(c).

     2.3 Delivery of the Business Assets. Buyer will take delivery of all Assets at Closing by Assignment and Assumption Agreement the form of which is set forth in Exhibit " B ".

                                      III.

                                     Closing

     3.1 Closing. The Closing of the purchase and sale contemplated by this Agreement (the "Closing") will take place on April 30, 2002 (the "Closing Date") at the offices of Waste Conversion Systems, Inc. or at such other time or place as will be agreed by the parties in writing; provided, however, that all conditions to the Closing herein set forth will have been satisfied.

     3.2 Prorations. The operation of the Business Assets and all income and expenses attributable thereto through the close of business on the day preceding the Closing Date will be for the account of Seller. Thereafter, the operation of the Business and all income and expenses attributable thereto will be for the account of Buyer. Expenses such as power and utility charges, property taxes and assessments, rents, license fees, dues, subscriptions, and other charges, prepaid and deferred items, and all other items of income and expense connected with the Business will be prorated between Seller and Buyer as of the Closing Date. All prorations will be made and paid in cash within ten (10) days of the Closing Date.

     3.3   Transfer   Taxes,   Etc.  To  the  extent   applicable,   any  retail
sales/use/transfer  taxes  due as a result  of the  purchase  and sale of Assets

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contemplated  hereby will be paid entirely by Seller,  and Seller will indemnity and hold Buyer harmless therefrom.

     3.4 Costs and Expenses. Except as otherwise provided in Sections 3.2 and 3.3, each party will separately bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that if any party will commence legal action to specifically enforce or otherwise seek redress under, or for breach of, this Agreement, the prevailing party in such action will be entitled to recover its costs and reasonable attorneys' fees incurred to prosecute or defend the action, including costs and fees incurred in any appellate proceeding.

     3.5 Performance Seller at Closing. At Closing, Seller will deliver to Buyer the following:

          (a) An Assignment and Assumption Agreement in the form of Exhibit B sufficient to convey to Buyer all right, title and interest of Seller in and to the three promissory notes receivable, the Business Agreements and all other intangible assets that are a part of the Assets.

          (b) A certified copy of a resolution of Seller's board of directors authorizing the execution of this Agreement and the transactions contemplated hereby.

          (c) A certificate of Seller to the effect that all warranties and representations of Seller herein are true and correct as of the Closing Date.

          (d) All other instruments and documents that Buyer or its counsel, in the reasonable exercise of their discretion, will deem to be necessary (x) to fulfill any obligation required to be fulfilled by Seller on the Closing Date, and (y) to evidence satisfaction of any conditions to Closing referred to in
Section 7.2 hereof.

     3.6 Performance by Buyer at Closing. At Closing, Buyer will deliver to Seller the following:

          (a) 16,000,000 shares of Buyer's common stock;

          (b) Assignment and Assumption Agreement whereby Buyer assumes Seller's performance obligation under the Promissory Note.

          (c) A certified copy of a resolution of Buyer's board of directors authorizing this transaction.

          (d) A certificate of Buyer to the effect that all warranties and representations of Seller herein are true and correct as of the Closing Date.

          (e) All other instruments and documents that Seller or its counsel, in the reasonable exercise of their discretion, will deem to be necessary (x) to fulfill any obligation required to be fulfilled by Buyer on the Closing Date,


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and (y) to evidence  satisfaction  of any  conditions to Closing  referred to in
Section 7.2 hereof.

     3.7 Approval of Documents. Unless otherwise provided herein, all instruments and documents delivered pursuant to this Agreement will be dated as of the Closing Date, and will be satisfactory to the parties and to their respective counsel as to form and content

                                       IV.

                    Representations and Warranties of Seller

     Seller represents and warrants to Buyer that the following statements are true and correct on the date hereof, and will be true and correct on the Closing Date as though made on such date:

     4.1 Organization, Corporate Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (x) violate any provision of law, rule or regulation to which Seller is subject, (y) violate any order, judgment or decree applicable to Seller, or (z) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Seller, or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     4.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of the Assets requires the approval or consent of any governmental authority having jurisdiction over the business of Seller nor of any party to any agreement with Seller.

     4.4 Accounts Receivable. All Accounts Receivable of the Seller are reflected properly on their books and records, are valid receivables subject to no set offs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debt set forth in the Most Recent Financial Statements,

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as adjusted for the passage of time through the Closing Date in accordance  with past customs and practices of the Seller.

     4.5 Business Agreements. The Business Agreements listed on Schedule I hereto constitute valid and binding obligations of Seller and are in full force and effect as of the date of this Agreement and, with the exception of those Business Agreements which will have been completed prior to the Closing Date according to their terms, will on the Closing Date constitute valid and binding obligations of Seller and be in full force and effect. Neither Seller nor any other party to such Business Agreements are in material default under any such agreements.

     4.6 Intellectual Property Rights. Seller owns or has the right pursuant to license, sub- license, agreement or permission to use all Intellectual Property Rights necessary for the operation of the Business as presently conducted and as presently proposed to be conducted. Seller has taken all reasonable action to protect each item of Intellectual Property that it owns or uses. To Seller's knowledge, Seller is not infringing upon, misappropriating, violating or otherwise acting adversely to the right of any other person under, or in respect to, any trade names, trademarks, patents, copyrights, or similar intangible rights, and the Seller has not received any charge, complaint, claim or notice of such an infringement, misappropriation, violation or adverse act. To the knowledge of the Seller, and the directors and officers of Seller, no third party has infringed upon, misappropriated, violated or otherwise acted adversely to the Intellectual Property Rights.

     4.7 Licenses and Authorizations. On the date hereof, the Licenses and Authorizations set forth in Schedule II hereto are in frill force and effect, and, to the knowledge of Seller, constitute all licenses, permits and authorizations from regulatory bodies which are required for the ownership and operation of the Assets and the Business. Seller is not aware of any material violation of any federal, state, or local law or regulation in respect to Seller's ownership or operation of the Assets.

     4.8 Financial Statements. All financial statements that Seller is required to provide Buyer pursuant to this Agreement have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such financial statements, are correct and complete, and are consistent with the books and records of the Seller; except, however, that the Most Recent Financial Statements are subject to normal year end adjustments, which will not be material, and lack footnotes.

     4.9 Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller that would affect Seller's title or interest in any of the Assets. Seller has received no notice, and has no knowledge, that it is in default of any order, writ, injunction or decree of any court or federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality with respect to the ownership and operation of the Assets. To the best knowledge of Seller, Seller has complied in all material respects with all laws, regulations, franchises, licenses and orders applicable to the Assets.

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     4.10 No Broker.  Seller has not employed any broker,  finder or agent,  nor otherwise become obligated for any broker's, finder's or agent's or similar fee with respect to the transaction contemplated by this Agreement.

     4.11 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits annexed hereto contains any untrue statement of any material fact, or omits to state any material fact required to be stated in order to make the statements contained herein or therein not misleading. To the best knowledge of Seller, there is no fact which has not been disclosed in writing to Buyer prior to the date hereof that materially adversely affects the prospects or the financial or other condition of the Business or the Assets.

     4.12 Compliance With Laws. To Seller's knowledge, Seller is in compliance with all laws, rules, regulations and orders applicable to the Business Assets (including, without limitation, those relating to environmental protection, occupational safety and health and equal opportunity employment practices), except where the failure to comply therewith does not have a material adverse effect on the financial condition of the Business Assets.

     4.13 Non-foreign Status. Seller is not a "foreign person" (i.e., a nonresident alien individual or foreign corporation) within the meaning of
Section 897(a) of the Internal Revenue Code. At Closing, Seller will furnish Purchaser, in accordance with Internal Revenue Code Section 1445 and the regulations thereunder, with an affidavit stating, under penalty of perjury, that Seller is not a "foreign person," and stating Seller's taxpayer identification number.

                                       V.

                     Representations and Warranties of Buyer

     Buyer represents and warrants to Seller that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date as though made on such date:

     5.1 Organization, Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     5.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity.


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     5.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of the Assets requires the approval or consent of any governmental authority having jurisdiction over the business of Buyer nor of any party to any agreement with Buyer.

     5.4 Availability of Shares. Buyer has available and will have available on the Closing Date sufficient treasury shares to enable it to consummate the transaction contemplated by this Agreement.

     5.5 No Broker. Buyer has not employed any broker, finder or agent, nor otherwise become obligated for any broker's, finder's or agent's or similar fee, with respect to the transaction contemplated by this Agreement.

                                       VI.

                               Covenants of Seller

     6.1 Investigation and Access. Throughout the period from the date of this Agreement until the Closing Date, Seller will comply with Buyer's reasonable requests for information with respect to the Assets, and will provide Buyer and its duly authorized representatives with reasonable access during regular business hours to Seller's offices, records, files and books of account related to the Assets. Such access will be provided for the limited purpose of allowing Buyer to conduct an investigation into the condition and operation of, and title to, the Assets. The investigation will be conducted in a manner that does not unreasonably interfere with Seller's normal operations or with Seller's employee and customer relationships. After the investigation, Buyer may terminate this Agreement at any time prior to the Closing Date if it is not satisfied, in the reasonable exercise of its discretion, with the condition of the Assets. In case of such termination, neither Buyer nor Seller will have any further obligation to the other party under this Agreement. Unless and until the purchase and sale contemplated by this Agreement is closed, Buyer and its representatives will treat all information obtained in the investigation of Seller's Assets and otherwise not in the public domain as confidential, and will return all books, records and documents made available to it by Seller.

     6.2 Operation of the Business by Seller. Seller covenants that prior to the Closing Date Seller will:

          (a) Continue to operate the Business Assets in the usual and ordinary course of business, and in conformity with all applicable laws, ordinances, regulations, rules and orders;

          (b) File all applications and other documents required to be filed in connection with the operation of the Business and Assets;

          (c) Maintain its Business Assets and in their present good operating condition and repair, reasonable wear and tear and ordinary usage excepted;


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          (d)  Keep  the  Business  Assets  free  of  liabilities,   liens,  and
encumbrances of any kind whatsoever, except for the Permitted Exceptions;

          (e) operate the Business Assets diligently, in the ordinary course of business and consistently with past practice, and use its best efforts to preserve existing customer and agency relationships and the business reputation of Seller;

          (f) Pay, or cause to be paid, all income, property, sales, use, franchise, excise, social security, withholding, workmen's compensation and unemployment insurance taxes and all other taxes of or relating to the Business Assets that are due;

          (g) Maintain complete and accurate books and records relating to the Business Assets.

     6.3 Negative Covenants of Seller. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement, Seller will not, without the prior written consent of Buyer:

          (a) Create, assume or permit to exist any new security interest or pledge, or subject to any lien or encumbrance any of the Assets, whether now owned or hereafter acquired;

          (b) Sell, assign, lease or otherwise transfer or dispose of any of the Assets, whether now owned or hereafter acquired, except for retirements in the usual and ordinary course of business in connection with the acquisition of similar property or assets.

          (c) Cancel any customer or agency relationship, except in the usual and ordinary course of business; renegotiate, modify, amend or terminate any Business Agreement listed on Schedule I; or fail to comply with all of the terms and conditions of said Business Agreements and all Licenses and Authorizations.

     6.4 Accounts Receivable. Seller will promptly remit in cash to Buyer the proceeds of all checks and other payments for accounts receivable-purchased by Buyer under this Agreement and coming into the possession of Seller.

     6.5 Further Assurances. At any time or from time to time after the Closing Date, Seller will, at the request of Buyer and at Buyer's expense, execute and deliver any further instruments or documents and take all such further actions as Buyer may reasonably request in order to evidence the consummation of the transactions contemplated hereby.


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

                                      VII.

                         Conditions Precedent to Closing

     7.1 Seller's Performance. The obligation of Seller to close on the Closing Date is subject to the fulfillment at or prior to such date of each of the following conditions (any one or more of which may be waived in whole or in part by Seller in writing):

          (a) The representations and warranties of Buyer contained herein will be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (b) Buyer will have performed and complied with all material terms, covenants and conditions of this Agreement that are required to be performed or complied with by it on or before the Closing Date.

          (c) No action, investigation, or proceeding will have been instituted or threatened that would adversely affect the ability of Buyer to comply with the provisions of this Agreement.

     7.2 Buyer's Performance. The obligations of Buyer to close hereunder on the Closing Date are subject to the fulfillment at or prior such date of each of the following conditions (any one or more of which may be waived in whole or in part by it in writing):

          (a) The representations and warranties of Seller contained herein will be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (b) Seller will have performed and complied with all material terms, covenants and conditions of this Agreement required to be performed or complied with by it on or before the Closing Date.

          (c) No action or proceeding will have been instituted or, to the knowledge of Seller, threatened that would adversely affect or relate materially to the Assets, or adversely affect the ability of Seller to comply with the provisions of this Agreement.

          (d) No damage, destruction or loss will have occurred that would entitle Buyer to terminate this Agreement, as provided in Section 8.4.

          (e) All actions, proceedings, instruments, signatures of Seller, and documents required to carry out this Agreement or incident thereto will have been approved by counsel for Buyer. Such approval will not be unreasonably withheld.

          (f) All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

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

                                      VIII.

                          Indemnification: Risk of Loss

     8.1 Assets to Be Conveyed. Except for performance of the Business Agreements expressly assumed by Buyer hereunder, Buyer assumes no liabilities or obligations of Seller of any kind whatsoever, whether fixed or contingent and whether known or unknown, in connection with the Business Assets. At Closing, Seller will convey to Buyer title to all of the Assets free and clear of all liens, charges, claims and encumbrances, subject only to the Permitted Exceptions; and Seller will, in accordance with Section 8.2 hereof, indemnity and hold Buyer harmless from any and all such liabilities, liens, charges, claims and encumbrances to which the Assets are or may become subject.

     8.2 Indemnification of Buyer.

          (a) Seller agrees to indemnity and hold Buyer, its successors and assigns, harmless from and against:

               (1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Business or to ownership of the Assets by Seller prior to the Closing. Such claims, liabilities and obligations include, but are not limited to, any and all claims, liabilities and obligations arising or required to be performed prior to the Closing under any contract, agreement, lease or instrument assumed by Buyer, except for performance of those Business Agreements and the Permitted Exceptions.

               (2) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby.

               (3) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees incurred by Buyer as a result of Seller's failure or refusal to compromise or defend any claim incident to the foregoing provisions.

          (b) If any claim or liability will be asserted against Buyer which would give rise to a claim by Buyer against Seller for indemnification under the provisions of this section, Buyer will promptly notify Seller in writing of the same, and Seller will, at its own expense, compromise or defend any such claim; provided, however, that Buyer may, at its own cost and expense, join and cooper-ate with Seller in defending or compromising such claim.

          (c) In the event Seller fails to indemnity Buyer as required under the terms of this Article VIII, Buyer will have the right to withhold any payment due under the Promissory Note until such time as Seller indemnifies Buyer or make other provisions satisfactory to Buyer for correction of any breach of this Agreement or disposition of any claim, lien, or other encumbrance giving rise to Seller's obligation to indemnity. Buyer will give Seller prompt notice of any intention to withhold payment. Upon receipt by Seller of such notice from Buyer, Seller will give Buyer notice of any disagreement Seller may have with Buyer's assertion of its right to indemnification. Thereafter, Buyer establish an account with Worth National Bank called UTVN Escrow Account and will pay the amount in dispute ("Escrow Fund") into the Escrow Account. The Escrow Fund will remain in the account until the parties hereto give joint instructions as to its disposition or release, or until it receives a final court order or determination of arbitration pertaining to the Escrow Fund. The Escrow Fund will be held in an interest-bearing deposit account, with interest payable to Seller on the amount ultimately paid to Seller and interest payable to Buyer on the amount of the Escrow Fund ultimately paid to Buyer.

     8.3 Indemnification of Seller.

          (a) Buyer hereby agrees to indemnity and hold Seller and its successors and assigns harmless from and against:

               (1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising from or related to the ownership of the Assets by Buyer subsequent to the Closing. Such claims, liabilities, and obligations include, but are not limited to, any and all claims, liabilities and obligations arising or required to be performed subsequent to Closing under any Business Agreement assumed by Buyer pursuant to this Agreement.

               (2) Any and all damage or deficiency resulting from any misrepresentations, breach of warranty, nonfulfillment of any agreement or obligation assumed or required to be assumed by Buyer under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Seller pursuant to this Agreement, or in connection with any of the transactions contemplated hereby.

               (3)  Any   and  all   actions,   suits,   proceedings,   damages,
assessments, judgments, costs and expenses incident to any of the foregoing provisions, including reasonable attorneys' fees incurred by Seller as the result of Buyer's failure or refusal to defend or compromise any claim.

          (b) If any claim or liability will be asserted against Seller which would give rise to a claim by Seller against Buyer for indemnification under the provisions of this section, Seller will promptly notify Buyer of the same and Buyer will, at its own expense, compromise or defend any such claim; provided that Seller may, at its own cost and expense, join and cooperate with Buyer in the defense or compromise of such claim.

     8.4 Risk of Loss. The risk of any loss or impairment of any of the Business Assets to be transferred to Buyer pursuant to this Agreement from any cause will be borne by Seller at all times prior to the Closing Date. Upon the occurrence of any loss or damage to any material part of the Assets prior to Closing, Seller will notify Buyer of same in writing immediately, stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration will be reimbursed under any insurance policy with respect thereto. Subject to the provisions hereof, Buyer will have the option (but not the obligation) exercisable within ten (10) days after receipt of such notice from Seller, to:

          (1) Terminate this Agreement.

          (2) Postpone the Closing until such time as the Business Assets have been restored, but in no case longer than within three (3) weeks from notification.

          (3) Elect to consummate the Closing and accept the Business Assets in its "then" condition, with an adjustment to the purchase price for the loss or destruction of any of the Assets.

                                       IX.

                                   Termination

     9.1 Right to Terminate Before Closing. This Agreement may be terminated at any time prior to Closing, and the transactions contemplated hereby may be abandoned at any such time.

          (1) by Buyer, as provided in Sections 6.1 or 8.4;

          (2) by mutual consent of Buyer and Seller;

          (3) unilaterally by Buyer or Seller, if there has been a default by the other party in any material respect in the performance of any covenant herein, and such default has not been cured by the Closing Date;

          (4) unilaterally by Buyer or Seller, any representation or warranty of the other party is untrue in any material respect; or

          (5) unilaterally by Buyer or Seller if the Closing has not taken place by (the "Termination Date").

     9.2 Specific Performance in the Event of Seller's Failure to Close. If all the conditions precedent to the obligations of either party to close as set forth in this Agreement have been satisfied, but such party will refuse to close as provided in Article III hereof, or in the event of a material breach by either party of its obligations hereunder which is not cured by the Closing

Date, then the other party, in addition to any other right or remedy it may have at law or in equity, will have the right to enforce the terms of this Agreement by decree of specific performance.

                                       X.

                                  Miscellaneous

     10.1 Schedules and Exhibits. All schedules and exhibits attached to this Agreement will be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     10.2 No Assignment, Successors, Assigns, Etc. The terms and conditions of this Agreement will inure to the benefit of, and will be binding upon, the parties hereto, their respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement will not be assigned or conveyed by any party to any person or entity without the prior written consent of the other party hereto, except that Buyer may assign this Agreement without consent to any corporation controlling or controlled by it (the term control will mean an ownership and controlling interest of greater than 50.1%). In the event of an assignment, the assigning party will not be relieved of any of its obligations and undertakings contracted for herein.

     10.3 Construction. This Agreement will be construed and enforced in accordance with the laws of the State of Texas.

     10.4  Counterparts.  This Agreement may be executed  simultaneously  in any number of  counterparts,  each of which  will be deemed an  original  and all of which will constitute one and the same instrument. 10.5 Survival of Representations and Warranties. All of Seller's and Buyer's representations and warranties contained herein will survive the Closing for a period of one year from the Closing Date, after which they will be null and void.

     10.6 Notices. Any notices or other communications will be in writing and will be considered to have been duly given on the earlier of (1) the date of actual receipt or (2) three days after deposit in the first-class certified U.S. mail, postage prepaid, return receipt requested:

          (a) If to Seller, to:

                  Urban Television Network Corporation
                  213 Palomino Ct.
                  Ft. Worth, TX 76126

          (b) If to Buyer, to:

                  Waste Conversion Systems, Inc.
                  18505 Highway 377 South
                  Fort Worth, TX  76126

     10.7 Amendment. This Agreement may be amended at any time prior to Closing by written instrument executed by the parties hereto.

     10.8 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein.

     10.9 Waiver. Any default, misrepresentation or breach of any covenant or warranty by a party in connection with this Agreement may be waived in writing by the other party. No such waiver will be deemed to extend to any prior or subsequent default, misrepresentation or breach of any covenant or warranty, or affect any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of any covenant or warranty.

     10.10 Governing Law. This Agreement will be construed in accordance with, and governed by, the law of the state of Texas applicable to agreements made and to be performed wholly within this jurisdiction.

     10.11 Public Announcements. Neither Seller nor Buyer will make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their/its duly authorized officers on the day and year first above written.

                                                  SELLER:

                                                  URBAN TELEVISION NETWORK
                                                  CORPORATION
                                                  By /s/ Randy Moseley
                                                    ------------------
                                                  Its President

                                                  BUYER:

                                                  WASTE CONVERSION SYSTEMS, INC.
                                                  By  /s/ Randy Moseley
                                                     ------------------
                                                  Its President



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